                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------



                                   FORM 8-K
                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934 DATE
                  OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               FEBRUARY 1, 1999

                                   001-13388

                           (Commission File Number)


                             --------------------



                              GUIDANT CORPORATION
            (Exact name of registrant as specified in its charter)



           INDIANA                                        35-1931722
      (Jurisdiction of Incorporation)                    (IRS Employer
                                                     Identification Number)



         111 MONUMENT CIRCLE, 29TH FLOOR, INDIANAPOLIS, INDIANA 46204

             (Address of registrant's principal executive office)



                                 317-971-2000
                        (Registrant's telephone number)

                               ----------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On February 1, 1999, pursuant to a Stock and Asset Purchase Agreement, dated as of September 20, 1998, as amended February 1, 1999, between Guidant Corporation, an Indiana corporation ("Guidant") and Sulzer Medica USA Holding Co., a Delaware corporation ("Sulzer"), Guidant acquired the electrophysiology business (the "EP Business") of Sulzer. The EP Business, which includes the operations of Intermedics, Inc., is a leader in the manufacture, marketing and distribution of cardiac rhythm management devices, including bradycardia pacemakers and pacemaker leads.

The purchase price was approximately $810 million, including related fees, and is subject to a post-closing adjustment based on net worth, and an adjustment based on the aggregate sales volume produced by the U.S. representatives of the EP Business who agree to become representatives, sub-representatives, consultants, or employees of Guidant in the six month period following the closing (other than by solely remaining a sales representative of the EP Business under such sales representative's current agreement). The purchase price was determined based on arms-length negotiations between the parties.
The acquisition was financed through the issuance of commercial paper, some or all of which may be repaid with the proceeds of one or more public offerings of longer term debt securities by Guidant, and will be accounted for as a purchase. A one-time pre-tax charge of $49 million, representing the value of the EP business in-process technology, will be recorded in the first quarter of 1999. Guidant will also record goodwill and other intangible assets from this acquisition in excess of $400 million, the majority of which will be amortized to earnings over 20 years. No material relationship existed between Guidant and Sulzer or any of its affiliates, any director or officer of Guidant or any associate of any such director or officer prior to the sale.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial Statements of Business Acquired.

     The consolidated, audited balance sheets of the EP Business as of December 31, 1997, 1996 and 1995 and statements of income and cash flows for each of the three years ended December 31, 1997, 1996 and 1995, and Reports of Independent Accountants thereon, and consolidated, unaudited balance sheets of the EP business as at September 30, 1998 and September 30, 1997 and statements of income and cash flows for the nine months ended September 30, 1998 and 1997 are attached hereto as Exhibit 99.1.

        (b) Pro Forma Financial Information.

                   Guidant Corporation and Sulzer Intermedics
               Unaudited Pro Forma Combined Financial Information



The following unaudited pro forma financial information has been prepared to reflect the adjustments to Guidant Corporation's (the "Company") historical results of operations and financial position and give effect to the acquisition of the Electrophysiology business of Sulzer Medica Ltd. (hereinafter referred to as Intermedics) using the purchase method of accounting.

On February 1, 1999, the Company completed the acquisition of Intermedics for approximately $810 million (including a previously announced $200 million litigation settlement payment). The final purchase price was determined according to the aggregate sales volume in the first half of 1998 produced by the U.S. independent sales representatives of Intermedics who, prior to the closing of the transaction, agreed to become employees of Guidant. Sales representatives responsible for producing approximately 70% of the aggregate U.S. sales volume of Intermedics accepted offers to become Guidant employees by the date of the closing of the acquisition. Although the remaining sales representatives will continue to sell Intermedics products under contract, Guidant does not expect all of such remaining Intermedics sales representatives to become Guidant employees. As a result of transitional issues related to the acquisition, Guidant expects that the near term increase in sales volume resulting from the acquisition will be less than Intermedics' historical sales volume.

The unaudited pro forma combined statements of income for the year ended December 31, 1997, and for the nine months ended September 30, 1998, are based on the combined historical results of operations adjusted to give effect to the transaction as if it had occurred on January 1, 1997. The Unaudited Pro Forma Combined Statements of Income exclude any benefits from synergies that may result from the Intermedics acquisition.

The unaudited pro forma combined balance sheet gives effect to the transaction as if it had occurred on September 30, 1998. The unaudited pro forma combined balance sheet includes the adjustments necessary to reflect the allocation of the proposed acquisition cost to the fair values of the assets acquired and liabilities assumed, including a pro forma charge to retained earnings for in-process technology acquired. Such allocation has been based on preliminary estimates of the fair value of the related assets and liabilities. The actual allocation of such consideration may differ from that reflected in the pro forma financial information after the completion of independent valuations and other procedures to be performed. Guidant does not expect that the final allocation of the aggregate purchase price will differ materially from the preliminary allocations.

Pursuant to the Stock and Asset Purchase Agreement, intercompany amounts owed to Intermedics and income tax liabilities were not assumed by Guidant. The excess of the purchase price over the fair value of the net tangible assets acquired was allocated to specific intangible asset categories (principally goodwill) and is being amortized over the estimated periods of benefit associated with these specific intangible asset categories.

The Unaudited Pro Forma Combined Financial Information is not necessarily indicative of Guidant's results of operations or financial position had the Intermedics acquisition reflected therein actually been consummated at its assumed dates, nor is it necessarily indicative of Guidant's results of operations or financial position for any future period. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with Guidant's consolidated Financial Statements and notes thereto included or incorporated by reference in Guidant's Annual Report on Form 10-K for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

                   Guidant Corporation and Sulzer Intermedics
                Unaudited Pro Forma Combined Statement of Income
                      Nine Months Ended September 30, 1998
                       In millions, except per-share data



                                                  Guidant            Sulzer           Pro Forma
                                                Corporation        Intermedics     Adjustments and        Pro Forma
                                                 Historical         Historical     Reclassifications       Combined
                                                 ----------         ----------     -----------------       --------
Net sales                                         $1,403.5           $   238.1                             $1,641.6
Cost of products sold                                313.1                79.4                                392.5
                                                     -----                ----                                -----
Gross profit                                       1,090.4               158.7                              1,249.1

Research and development                             197.8                34.2             (1.0)(1)
                                                                                            1.8 (2)           232.8
Purchased research and development                   118.7                                                    118.7
Sales, marketing and administrative                  411.4                97.6              5.8 (2)           514.8
Other operating expenses                                                   7.6             (7.6)(2)            -
Intangibles amortization                             -                    10.5            (10.5)(3)            -
                                                     -----                ----            -----               -----
 Income from operations                              362.5                 8.8             11.5               382.8

Other income (expenses)
     Interest, net                                   (10.1)              (12.9)            13.3 (4)           (47.0)
                                                                                          (37.3)(5)
    Royalties, net                                   (31.8)                                (1.0)(1)           (32.8)
    Amortization                                     (13.1)                               (17.9)(6)           (31.0)
    Litigation settlement                           (260.0)                               200.0 (7)           (60.0)
    Other, net                                        (4.8)               (0.2)               -                (5.0)
                                                      -----               -----           ------               -----
                                                    (319.8)              (13.1)           157.1              (175.8)
                                                    -------              ------           -----              -------

Income before income taxes                            42.7                (4.3)           168.6               207.0

Income taxes (benefit)                                85.7                 1.1             (9.1)(8)            77.7
                                                      ----                 ---             ----                ----

Net income (loss)                                   ($43.0)              ($5.4)          $177.7              $129.3
                                                    =======              ======          ======              ======

Earnings (loss) per share:
   Basic                                            ($0.15)                                                   $0.44
   Assuming dilution                                ($0.15)                                                   $0.43

Weighted average shares outstanding:
  Basic                                             294.60                                                   294.60
  Assuming dilution                                 294.60                                                   302.04


See accompanying Notes to Unaudited Pro Forma Financial Information Per-share data and weighted average shares outstanding have been adjusted to reflect a two-for-one stock split declared by Guidant in December 1998 and effective in January 1999.

                   Guidant Corporation and Sulzer Intermedics
                Unaudited Pro Forma Combined Statement of Income
                          Year Ended December 31, 1997
                       In millions, except per-share data



                                                       Guidant           Sulzer           Pro Forma
                                                     Corporation      Intermedics     Adjustments and        Pro Forma
                                                     Historical        Historical     Reclassifications       Combined
                                                     ----------        ----------     -----------------       --------
Net sales                                            $1,328.2            $325.5                              $ 1,653.7
Cost of products sold                                   320.8             100.2                                  421.0
                                                        -----             -----                                  -----
Gross profit                                          1,007.4             225.3                                1,232.7

Research and development                                208.3              45.3             (3.8)(1)
                                                                                             1.0 (2)             250.8
Purchased research and development                       57.4                                                     57.4
Sales, marketing and administrative                     439.7             126.4              7.5 (2)             573.6
Other operating expenses                                                    8.5             (8.5)(2)              -
Intangibles amortization                                                   13.3            (13.3)(3)              -
Merger-related costs                                     11.1                                                     11.1
Foundation contribution                                  11.5               -                -                    11.5
                                                         ----              ----            -----                  ----
   Income from operations                               279.4              31.8             17.1                 328.3

Other income (expenses)
   Interest, net                                        (19.5)            (17.9)            18.2 (4)             (67.6)
                                                                                           (48.4)(5)
   Royalties, net                                         2.3                               (3.8)(1)              (1.5)
   Amortization                                         (15.5)                             (23.8)(6)             (39.3)
   Other, net                                             2.1              (2.3)             -                    (0.2)
                                                          ---              ----            -----                  -----
                                                        (30.6)            (20.2)           (57.8)               (108.6)
                                                        ------            ------           ------               -------

Income before income taxes and
 cumulative effect
 of change in accounting principle                      248.8              11.6            (40.7)                219.7

Income taxes (benefit)                                   98.8               6.9            (11.5)(8)              94.2
                                                         ----               ---            ------                 ----

Income before cumulative effect of
 change in
 accounting principle                                  $150.0             $4.7            ($29.2)               $125.5
                                                       ======             ====            =======               ======


Earnings per share:

Income before cumulative effect
 change in accounting
 principle per common share:
  Basic                                                 $0.51                                                    $0.43
  Assuming dilution                                     $0.50                                                    $0.42

Weighted average shares outstanding:
 Basic                                                 294.30                                                   294.30
 Assuming dilution                                     299.78                                                   299.78


See accompanying Notes to Unaudited Pro Forma Financial Information Per-share data and weighted average shares outstanding have been adjusted to reflect a two-for-one stock split declared by Guidant in December 1998 and effective in January 1999.

                   Guidant Corporation and Sulzer Intermedics
                   Unaudited Pro Forma Combined Balance Sheet
                               September 30, 1998
                                  In millions

                                                Guidant               Sulzer          Pro Forma
                                              Corporation          Intermedics     Adjustments and        Pro Forma
                                               Historical           Historical    Reclassifications        Combined
                                               ----------           ----------    -----------------        --------
Cash and cash equivalents                          $28.7              $13.4                                 $42.1
Accounts receivable, net                           366.5               66.4             (18.0)(9)           414.9
Other receivables                                    8.2                -                                     8.2
Inventories                                        162.7               89.7              (3.2)(9)           249.2
Deferred income taxes                               64.9                6.8              59.8(9)            131.5
Prepaid expenses                                    20.7                2.0                -                 22.7
                                                    ----                ---               ----               ----
 Total Current Assets                              651.7              178.3              38.6               868.6

Goodwill and other intangible assets, net          290.3                                448.3(10)           738.6

Investments                                         44.7                -                                    44.7
Deferred income taxes                               62.8               12.9                                  75.7
Sundry                                              31.1                0.8                                  31.9
Property and equipment, net                        365.7               82.7             (56.2)(9)           392.2
                                                   -----               ----             ------              -----

Total Assets                                    $1,446.3             $274.7            $430.7            $2,151.7
                                                ========            =======            ======            ========

Accounts payable and accrued expenses              331.7               29.6                                 361.3
Income taxes payable                                 5.4                                                      5.4
Payable to Sulzer Medica                           200.0                             (200.0)(7)              -
Current portion of long-term debt                    -                  0.3           100.0 (11)            100.3
Liabilities assumed                                  -                  -              93.0 (12)             93.0
                                                   -----               ----            ----                  ----
 Total Current Liabilities                         537.1               29.9            (7.0)                560.0
                                                                                                             -
Long-term debt                                     361.6                5.8            710.0 (13)         1,077.4
Other noncurrent liabilities                        29.8               15.7                                  45.5
                                                                                                             -
Common stock                                       192.5                                                    192.5
Other stockholders' equity                         325.3                               (49.0)(14)           276.3

Net assets acquired                                  -                223.3           (223.3)(15)            -
                                                   -----              -----           -------               -----

Total Liabilities and Stockholders' Equity      $1,446.3             $274.7            $430.7            $2,151.7
                                                ========             ======            ======            ========

See accompanying Notes to Unaudited Pro Forma Financial Information

                   Guidant Corporation and Sulzer Intermedics
          Notes to Unaudited Pro Forma Combined Financial Information
                                 (In Millions)



Following is a description of pro forma adjustments reflected in the Unaudited Pro Forma Combined Statements of Income and Balance Sheet:

(1) Reclassification of Sulzer Intermedic's royalty expenses to conform with Guidant's presentation.

(2) Represents the reclassification of Sulzer Medica corporate charges to conform with Guidant's presentation.

(3) Elimination of amounts recorded by Sulzer Intermedics for amortization of intangible assets. Amortization expense related to goodwill and other intangibles acquired in the transaction is reflected in Note 6.

(4) Represents interest on intercompany debt payable to Sulzer Medica. This outstanding loan was forgiven at the date of acquisition under the terms of the Stock and Asset Purchase Agreement.

(5) Represents the estimated increase in interest expense and financing fees resulting from the acquisition. The estimated increase in interest expense assumes the initial financing obtained in connection with the acquisition remained outstanding during the periods presented. The initial transaction financing needs were met with cash raised in the commercial paper markets, which carries a variable rate of interest. The average borrowing rate for the nine months ended September 30, 1998 was 6.14%. The average borrowing rate for 1997 was 5.98%. If the average borrowing rate had fluctuated 1/8% for the nine months ended September 30, 1998, the pro forma interest expense would have changed by $0.8 million. If the average borrowing rate had fluctuated by 1/8% in 1997, the pro forma interest expense would have changed by $1.0 million. Guidant expects to subsequently reduce outstanding commercial paper with the proceeds of one or more public offerings of debt securities.

(6) Represents the amortization of the goodwill and other intangible assets recorded in the acquisition.

(7) When the planned acquisition of Intermedics was announced in the third quarter of 1998, a charge of $200 million was recorded. This charge represents the portion of the purchase price allocated to settlement of the intellectual property litigation between Guidant and Sulzer Medica Ltd. As required by Regulation S-X, this nonrecurring charge has been excluded from net income and is reflected in Guidant's September 30, 1998 retained earnings in the Unaudited Pro Forma Combined Balance Sheet. The resulting liability has been reclassified to debt as it was settled with commercial paper upon consummation of the acquisition.

(8) Represents the estimated tax effect of the Unaudited Pro Forma Combined Statements of Income's pro forma adjustments based on the statutory tax rate of 38.0%.

(9) Adjustment to record fair valuation of assets received and deferred tax assets generated as a result of the acquisition.

(10) Goodwill and other intangible assets resulting from this transaction are estimated as follows:

                Goodwill                 $420.3
                Developed Technology       28.0

On September 30, 1998, Intermedics had $304 million of goodwill. In a purchase transaction, only identifiable intangible assets are valued and recorded at appraised values. Goodwill recorded on Intermedics' historical balance sheet was not acquired and is therefore not recorded on the Unaudited Pro Forma Combined Balance Sheet.

(11) The Company expects that a minimum of approximately $1.1 billion of borrowings will remain outstanding through September 30, 1999, and accordingly, has classified $100 million as current at September 30, 1998.

(12) Accrual of liabilities assumed which includes costs to exit certain activities of Intermedics. Liabilities assumed include severance, distributor terminations, and certain miscellaneous cancellation fees.

(13) The initial transaction financing needs were met with cash raised in the commercial paper markets, which carries a variable rate of interest. This represents the $810 million acquisition price, less $100 million classified as short-term. Guidant expects to subsequently reduce outstanding commercial paper with the proceeds of one or more public offerings of debt securities.

(14) Pursuant to Regulation S-X, the in-process research and development has been written off against combined retained earnings and has not been reflected in the pro forma combined statement of operations.

(15) Elimination of the Intermedics net assets account.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        GUIDANT CORPORATION



                                        By: /s/ A. Jay Graf
                                            ----------------------------
                                            A. Jay Graf
                                            Vice President



Date:  February 4, 1999

                EXHIBIT INDEX

Exhibit
Number
--------

2.1 Stock and Asset Purchase Agreement, dated September 20, 1998, as amended February 1, 1999, between Guidant and Sulzer.
23.1  Consent of PricewaterhouseCoopers LLP.
99.1  Financial Statements of Business acquired.
99.2  Press release of Guidant issued February 1, 1999.